Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44551, 33-56289, 33-64317, 333-46615, 333-59790, 333-65822, 333-75539, 333-75541, 333-75543, 333-91613) of R.H. Donnelley Corporation of our report dated March 16, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appear in this Form 10-K/A. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44551, 33-56289, 33-64317, 333-46615, 333-59790, 333-65822, 333-75539, 333-75541, 333-75543, 333-91613) of R.H. Donnelley Corporation of our reports dated March 16, 2005 relating to the financial statements of R.H. Donnelley Publishing & Advertising, Inc., R.H. Donnelley APIL, Inc., and DonTech II Partnership, and our reports dated March 16, 2005, except for Note 2 as to which the date is May 6, 2005, relating to the financial statements of R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC and R.H. Donnelley Publishing & Advertising of Illinois Partnership which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
May 9, 2005